UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                September 5, 2005

                              QUALITY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                 0-13801                   95-2888568
(State or other jurisdiction       (Commission               (IRS Employer
       of incorporation)           File Number)           Identification Number)

                           18191 Von Karman, Suite 450
                            Irvine, California 92612
                    (Address of Principal Executive Offices)

                                 (949) 255-2600
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Subsequent to our distribution of our 2005 Proxy Statement, we received feedback regarding our 2005 Stock Option and Incentive Plan (the "Plan"). As a result, effective as of September 5, 2005, our Board of Directors approved a modification to the Plan to further clarify that without prior stockholder approval, the administrator of the Plan may not reprice stock options, stock appreciation or purchase rights outstanding under the Plan by modifying or amending such options or rights or canceling such options or rights and replacing them with new options or rights having a lower exercise price. The 2005 Stock Option and Incentive Plan already prohibited the repricing of stock options, stock appreciation and purchase rights outstanding under the Plan without prior stockholder approval, and the modifications are intended to clarify these limitations under the Plan.

A copy of the modified plan will be filed as an exhibit to our Form 10-Q to be filed for the quarterly period ending September 30, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2005

                                          QUALITY SYSTEMS, INC.


                                          By: /s/ Paul Holt
                                              -----------------------
                                              Paul Holt
                                              Chief Financial Officer